UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NewLake Capital Partners, Inc.

(Exact name of registrant as specified in its charter)

Maryland	83-4400045
(State of incorporation or organization)	(IRS Employer Identification No.)

27 Pine Street Suite 50 New Canaan, CT	06840
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-230684

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

Item 1. Description of Registrant’s Securities to be Registered.

NewLake Capital Partners, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, $0.01 par value per share (the “Common Stock”), to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-257253) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Securities and Exchange Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Common Stock under the heading “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the prospectus forming part of the Registration Statement.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of NewLake Capital Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on June 21, 2021).

3.2	Amended and Restated Bylaws of NewLake Capital Partners, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed on July 23, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEWLAKE CAPITAL PARTNERS, INC.
Date: August 13, 2021	By:	/s/ David Weinstein
	Name:	David Weinstein
	Title:	Chief Executive Officer